UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

MVC CAPITAL, INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This proxy statement supplement should be read together with the definitive proxy statement of MVC Capital, Inc. (the “Fund”), filed with the Securities and Exchange Commission (the “SEC”) on July 21, 2016 (the “Proxy Statement”). The purpose of this filing is to update Exhibit A contained in the Proxy Statement to include all 5% owners as of June 1, 2016.

EXHIBIT A

The following table sets forth, as of June 1, 2016, each stockholder who owned more than 5% of the Fund's outstanding shares of common stock, each current director, each nominee for director, the Fund's executive officers, and the directors and executive officers as a group. Unless otherwise indicated, the Fund believes that each beneficial owner set forth in the table has sole voting and investment power.

Shareholder Name and Address	Amount of Shares Owned	Percentage of Fund Held
Wynnefield Capital Management, LLC 450 7th Avenue, Suite 509 New York, NY 10123	1,600,000(1)	7.05%

RiverNorth Capital Management, LLC 325 N. Lasalle Street Suite 645 Chicago, IL 60654	1,404,351(2)	6.19%

Bulldog Investors LLC Park 80 West, Suite 708 250 Pehle Ave, Saddle Brook, NJ 07663	1,378,812(3)	6.07%

Royce & Associates LP 745 Fifth Avenue New York, NY 10151	1,218,700(4)	5.37%

Leon G. Cooperman 11431 W. Palmetto Park Road Boca Raton, FL 33428	1,168,635(5)	5.15%

Interested Directors
Warren Holtsberg	7,000	*
Michael Tokarz	931,042.57	4.10%

Independent Directors
Emilio Dominianni	56,049.64	*
Phillip Goldstein	1,008,551**	4.44%
Gerald Hellerman	63,000	*
Robert Knapp	672,858.37***	2.96%
William Taylor	49,746.40	*

Executive Officers
Bruce Shewmaker	23,365.72	*
Scott Schuenke	3,086.14	*
Jaclyn Shapiro-Rothchild	3,118.73	*
Kevin Byrne	0.0	*
All directors and executive officers as a group (11 in total)****	2,817,818.57	12.41%

____________
(1)	Based on information contained in Form 13D filed with the SEC on June 1, 2016.
(2)	Based on information contained in Form 13F filed with the SEC on May 16, 2016.
(3)	Based on information contained in Form 13F filed with the SEC on May 13, 2016. With respect to 719,272 of these Shares, Bulldog Investors LLC shares voting and investment power.
(4)	Based on information contained in Form 13F filed with the SEC on May 11, 2016.
(5)	Based on information contained in Form 13G filed with the SEC on January 27, 2016.
*	Less than 1%.
**	971,301 of these Shares are owned by private investment funds managed by Bulldog Investors, LLC. Mr. Goldstein is a principal of Bulldog Investors and a limited partner in certain of the funds. Mr. Goldstein disclaims all beneficial ownership in these Shares to the extent such ownership exceeds his pecuniary interest therein. For purposes of calculating the “Percentage of Fund Held”, however, all of Mr. Goldstein’s 1,008,551.00 Shares have been counted as being beneficially owned. Based on information contained in Form 4 filed on December 10, 2015.
***	300,765.37 of these Shares are held by Ironsides Holdings, LLC, which is wholly owned by Robert Knapp. 285,000 Shares are held by a private fund and 87,093 Shares by an account, both managed by Ironsides Partners LLC. Mr. Knapp is a principal of the investment adviser of the separately managed account and a principal of the general partner and investment adviser of the private fund. Mr. Knapp is also a limited partner in a fund that has an interest in the private fund. The investment adviser has sole voting and dispositive power over the 372,093 Shares owned. Mr. Knapp disclaims all beneficial ownership of such Shares, except to the extent of his pecuniary interest therein. For purposes of calculating the “Percentage of Fund Held,” however, all of the Shares have been counted as being beneficially owned. Additionally, 672,858.37 Shares are pledged as security to margin accounts. Based on information contained in Form 4 filed on October 10, 2014.
****	Unless indicated by footnote above, none of the Directors or Executive Officers’ Shares are pledged as security.